                                                                Exhibit (p)(i)

                           BJURMAN, BARRY & ASSOCIATES
                                       AND
                            THE BJURMAN, BARRY FUNDS


                       AMENDED AND RESTATED CODE OF ETHICS

                                  FEBRUARY 2006



1.       STATEMENT OF GENERAL PRINCIPLES

         This Code of Ethics (the "Code") has been adopted by Bjurman, Barry & Associates (the "Adviser") and The Bjurman, Barry Funds (the "Trust") for the purpose of instructing all employees, officers, directors, and trustees of their ethical obligations and to provide rules for their personal securities transactions. All Access Persons (as that term is defined in Section 2 of this Code) owe a fiduciary duty to the clients of the Adviser. A fiduciary duty means a duty of care, loyalty, fairness, and good faith towards clients, and the obligation to adhere not only to the specific provisions of this Code, but to the general principles that guide the Code. These general principles are:

         (a)   The duty at all times to place the interests of clients first;

         (b) The requirement that all personal securities transactions be conducted in a manner consistent with this Code and in such a manner as to avoid any actual or potential conflicts of interest or any abuse of any individual's position of trust and responsibility; and

         (c) The fundamental standard that employees, officers, directors, and trustees of the Adviser and the Trust should not take inappropriate advantage of their positions, or of their relationship with clients.

         The Adviser recognizes, however, that employees should have an opportunity to develop investment programs for themselves and their families. The Code sets forth policies and procedures reasonably designed to ensure that employees conduct their personal securities transactions in a manner that complies with the securities laws, rules, and regulations and that does not raise even the appearance of impropriety.

         It is imperative that the personal trading activities of the employees, officers, directors, and trustees of the Adviser and the Trust be conducted with the highest regard for these general principles in order to avoid any possible conflict of interest, any appearance of a conflict, or activities that could lead to disciplinary action. This includes executing transactions through or for the benefit of a third party when the transaction is not in keeping with the general principles of this Code.

         Access Persons and employees of the Adviser or the Trust must adhere to these general fiduciary principles, as well as comply with the specific provisions of this Code. Technical compliance with the terms of this Code or its related procedures will not automatically insulate from scrutiny any transaction or pattern of transactions that is not in keeping with the principles stated above. Employees should address any questions regarding the Code to the Chief Compliance Officer.

         Access Persons and employees of the Adviser or the Trust must have a reasonable understanding, in light of their positions with the Adviser or Trust, of all applicable Federal Securities Laws in order to comply with the Federal Securities Laws. Should there be any doubt as to whether a particular act or transaction will violate the Federal Securities Laws, such Access Person or employee must seek the guidance and approval of the Chief Compliance Officer, or alternatively, of Gibson, Dunn & Crutcher LLP, prior to undertaking the act or transaction in question.

2.       DEFINITIONS

         "Act" means the Investment Company Act of 1940, as amended.

         "Access Person" means (i) any director, officer (excluding any employee of an unaffiliated underwriter or administrator for the Trust who holds an officer position with the Trust solely to facilitate his or her employer's performance of services for the Trust and who is subject to a code of ethics of such underwriter or administrator that has been approved by Board of Trustees of the Trust), or trustee of the Adviser or the Trust, (ii) any employee of the Adviser or the Trust, or of any affiliate of the Adviser or the Trust, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities by the Trust or other Client Accounts, or whose functions relate to the making of any recommendations with respect to such purchases or sales, or who has access to such recommendations that are nonpublic, and (iii) any director, officer or general partner of a principal underwriter for the Trust who, in the ordinary course of business, makes, participates in, or obtains information regarding the purchase or sale of Securities by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales, or who has access to such recommendations that are nonpublic. For purposes of this Code, Access Person also includes members of such person's immediate family.

         "Adviser" means Bjurman, Barry & Associates.

         A Security is "being considered for purchase or sale" when the order to purchase or sell such Security has been communicated, or prior thereto when, in the opinion of the investment manager, a decision, whether or not conditional, has been made (even though not yet implemented) to make the purchase or sale, or when a decision on whether to buy or sell a Security is imminent, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         "Beneficial Ownership" will be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all Securities that an Access Person or employee has or acquires. (See Exhibit A attached hereto for a more complete description)

         "Client Accounts" includes all private accounts and investment companies that have entered into investment management or advisory agreements or sub-advisory agreements with the Adviser.

         "Control" shall have the same meaning as set forth in Section 2(a)(9) of the Act.

         "Disinterested Trustee" means any trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Act.

         "Excluded Access Person" means any (i) any Disinterested Trustee and
         (ii) any individual who is an Access Person solely by reason of clause
         (iii) of the definition of "Access Person" and who is subject to a code of ethics of his or her employer that has been approved by Board of Trustees of the Trust.

         "Excluded Securities" - See definition of "Securities" below.

         "Exempted Transactions" means those transactions described in Section 3 of this Code.

         "Federal Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities Exchange Commission (the "Commission") under any of these statutes, the Bank Secrecy Act as it applies to the Adviser and the Trust, and any rules adopted thereunder by the Commission or the Department of the Treasury.

         "Immediate family" of an Access Person means any of the following persons who reside in the same household as the Access Person:

                  child             grandparent        son-in-law
                  stepchild         spouse             daughter-in-law
                  grandchild        sibling            brother-in-law
                  parent            mother-in-law      sister-in-law
                  step-parent       father-in-law      any other blood relative

         Immediate family includes adoptive relationships and any other relationship (whether or not recognized by law) which the Chief Compliance Officer determines could lead to possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

         "Investment Personnel" includes those Access Persons with direct responsibility and authority to make investment decisions affecting the Trust or other Client Accounts (such as portfolio managers); Access Persons who provide information and advice to such portfolio managers (such as securities analysts); and Access Persons who assist in executing investment decisions for the Trust and other Client Accounts (such as traders).

         "Material non-public information" consists of any information that may influence an investment decision relating to a Security, or that may affect an analysis of the value of a Security, and that is not generally available to the investing public, whether in filings with the Securities and Exchange Commission or otherwise. For example, "block trades," because they may have market impact, are considered to be material non-public information.

         "Purchase or sale of a Security" includes, without limitation, the writing, purchase, sale or exercise of an option to purchase or sell a Security, conversions into such Security of convertible securities, short sales of such Security and the execution of futures contracts with respect to such Security.

         A "Related Security", with respect to any Security, is an instrument or security that derives its value (in whole or in part) from, or that is related to (but not the same as) such Security, such as a derivative security, convertible security or futures contract. For example, a Related Security may be convertible into a Security, or give its holder the right or option to purchase or sell the Security.

         "Security" or "Securities" shall have the meaning set forth in Section 2(a)(36) of the Act, and shall include Related Securities, except that it does not include the following securities (the "Excluded Securities"):

         (i) shares of open-end investment companies (mutual funds), except that shares of exchange-traded funds (ETFs) shall not be Excluded Securities and, solely for purposes of Section 8 hereof, shares of any series of the Trust shall not be Excluded Securities;

         (ii) securities issued by the Government of the United States (including Government agencies); and

         (iii) bankers' acceptances, bank certificates of deposit, and commercial paper.

         "Senior Management" means the President/Chief Executive Officer or the Senior Executive Vice President/Chief Investment Officer of the Adviser.

         "Trust" means The Bjurman, Barry Funds (and any series or portfolios thereof).

3.       EXEMPTED TRANSACTIONS

         The prohibited transactions and activities noted in Section 4 of this Code shall not apply to:

         (a)   Purchases or sales of Excluded Securities.

         (b) Purchases or sales which are non-volitional on the part of the Access Person, the Trust, or other Client Accounts.

         (c) Purchases which are part of an automatic dividend reinvestment plan.

         (d) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         (e) A purchase or sale of Securities effected in any account over which the Access Person has no direct or indirect influence, control, or beneficial interest.

         (f) A purchase or sale of Securities that are not eligible for purchase or sale by either the Trust or any other Client Account.

         Access Persons must remember that regardless of the transactions status as exempt or not exempt, his/her fiduciary obligations remain unchanged. If uncertain as to whether particular transactions are Exempted Transactions, Access Persons must seek the guidance of the Chief Compliance Officer prior to undertaking the transaction in question, as set forth in Section 5 below.

4.       PROHIBITED TRANSACTIONS AND ACTIVITIES

         Access Persons, other than Excluded Access Persons, shall not:

         (a)   acquire any Security in an initial public offering;

         (b) acquire any Security in a private placement without prior written approval of Senior Management. For purposes of this Code, "private placement" means an offering that is exempted from registration under the Securities Act of 1933 pursuant to Sections 4(2) or 4(6) thereof or Regulation D thereunder;

         (c) purchase or sell, directly or indirectly, any Security if such Security is being considered for purchase or sale by the Trust or other Client Accounts;

         (d) purchase or sell, directly or indirectly, any Security if the Trust or other Client Accounts have a pending buy or sell order in that same Security until that order is executed or withdrawn;

         (e) purchase or sell a Security within seven calendar days before or after the Trust or other Client Accounts trade in such Security or a Related Security, unless the Trust's or other Client Accounts' entire position in such Security has been sold prior to the Access Person's transaction and the Access Person is also selling such Security;

         (f) accept gifts, favors, preferential treatment, valuable consideration, or other items of more than a de minimis value in any year from any person or entity that does or proposes to do business with, or on behalf of, the Trust or other Client Accounts. For purposes of this Code, "de minimis value" is equal to $250 or less. Reasonable business meals and entertainment are not subject to the $250 limitation so long as the host and the recipient are both present; and

         (g) serve on boards of directors of public companies, without prior approval of Senior Management, provided, however, that any trusteeships held by such persons as of the date of the adoption of this Code shall be deemed to be authorized.

5.       CLEARANCE

         In order to avoid inadvertent "scalping or "front-running," all Access Persons who, in the ordinary course of fulfilling their official duties, have knowledge of which Securities the Trust or other Client Accounts are purchasing or selling shall obtain clearance for a proposed transaction from the Chief Compliance Officer. The Chief Compliance Officer shall not grant clearance for the proposed transaction if it is prohibited by Section 4, 6 or 7 of the Code.

         In addition, the Chief Compliance Officer may refuse to preclear a transaction if he/she deems the transaction to involve a conflict of interest, possible diversion of corporate opportunity, or an appearance of impropriety.

         Clearance should not be construed as an assurance that a personal securities transaction complies with all provisions of this Code. All such transactions are subject to review by the Chief Compliance Officer in connection with the reporting process described in Sections 8 and 9 below.

         Clearance is effective, unless earlier revoked, until the earlier of
         (a) the close of business on the day on which such clearance was granted, or (b) the Access Person learns that the information provided in such Access Person's request for clearance is not accurate. Clearance may be revoked at any time and is deemed revoked if, subsequent to receipt of clearance, the Access Person has knowledge that a Security to which the clearance relates is being considered for purchase or sale.

         The clearance requirements of this section shall not apply to Exempted Transactions set forth in Section 3 above. A record of clearances shall be maintained by the Chief Compliance Officer.

6.       GENERAL POLICY

         It shall be a violation of this Code for any Access Person in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Trust or other Client Accounts to:

         (a) employ any device, scheme, or artifice to defraud the Trust or any other Client Account;

         (b) make to the Trust or any other Client Account any untrue statement of material fact or omit to state to the Trust or any other Client Account a material fact necessary in order to make the statements made, in light of all the circumstances under which they are made, not misleading;

         (c) engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Trust or any other Client Account; or

         (d) engage in any manipulative practice with respect to the Trust or any other Client Account.

7.       GENERAL PROHIBITIONS

         The Adviser and the Trust have determined that the following courses of conduct are prohibited:

         (A)   INSIDER TRADING

               Any Access Person or employee is forbidden from trading, either personally or on behalf of others (including Client Accounts managed by the Adviser or the Trust), on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading." This policy applies to every employee of the Adviser and the Trust and extends to activities within and outside their duties with the Adviser and the Trust.

         (B)   INVESTMENT OPPORTUNITIES

               The failure of Investment Personnel to recommend an investment opportunity, or to purchase an investment opportunity for a Client Account or the Trust in order to obtain personal benefit will be considered a course of conduct that deprives a Client Account or the Trust of an investment opportunity and is prohibited.

         (C)   "SCALPING" OR "FRONT-RUNNING"

               Access Persons and employees of the Adviser or the Trust shall not acquire or dispose of beneficial ownership of a Security if such acquisition or disposition is based upon the their knowledge of actions already taken, being taken, or being considered by the Adviser or on behalf of any other Client Accounts or the Trust.

8.       REPORTING REQUIREMENTS

         (A)   BROKERAGE ACCOUNTS

              Within 10 days of becoming an Access Person, each Access Person, other than an Excluded Access Person, shall report to the Adviser the following information for each brokerage account of the Access Person in which any Securities are held for the direct or indirect benefit of the Access Person; additionally, each Access Person, other than an Excluded Access Person, shall report to the Adviser the following information for each additional brokerage account thereafter established for the benefit of such Access Person:

               1. The name of the broker, dealer, or bank with whom the Access Person established the account;

               2.   The date the account was established; and

               3.   The date that the report is submitted by the Access Person.

              The brokerage reports should be submitted on the form attached hereto as Exhibit B.


         (B)  INITIAL AND ANNUAL HOLDINGS REPORTS

              Within 10 days of becoming an Access Person, and annually thereafter, each Access Person, other than an Excluded Access Person, shall report to the Adviser:

               1. The title and type, exchange ticker symbol or CUSIP number, number of shares and principal amount of all Securities in which he/she has any direct or indirect beneficial ownership;

               2. The name of any broker, dealer, or bank with whom the Access Person maintains an account in which any Securities are held for the direct or indirect benefit of the Access Person; and

               3.   The date the report is submitted by the Access Person.

              This report must be current as of a date no more than 30 days before the report is submitted.

              Officers of the Adviser, may, at their discretion, submit their annual holdings reports to Gibson, Dunn & Crutcher LLP in lieu of submitting such reports to the Chief Compliance Officer. Gibson, Dunn & Crutcher shall be responsible for maintaining custody of such annual holdings reports for a period of five years from the date of submission.

         The initial/annual holdings report should be provided on the form attached hereto as Exhibit C.

         (C)  QUARTERLY REPORTS OF ACCESS PERSONS

              On a quarterly basis, each Access Person, other than an Excluded Access Person, must report to the Adviser the information described below for each transaction in any Security, other than Excluded Securities, in which such Access Person has, or by reason of such transaction, acquires, any direct or indirect beneficial ownership in the Security, and Disinterested Trustees shall have the limited reporting obligation described below.

              The quarterly report shall disclose, with respect to any transaction during the quarter in a Security, other than an Excluded Security, in which the Access Person has any direct or indirect beneficial ownership, the following:

               1. The date of the transaction, the title and type, exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security;

               2. The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

               3. The price of the Security at which the transaction was effected;

               4. The name of the broker, dealer, or other entity through or with whom the transaction was effected; and

               5.   The date the report is submitted by the Access Person.

              A Disinterested Trustee need only report a transaction in a Security if such Disinterested Trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his/her official duties for the Trust, should have known that, during the 15-day period immediately preceding or the 15-day period immediately after the date of the transaction by the Disinterested Trustee, such Security was purchased or sold by the Trust or other Client Accounts or was being considered for purchase or sale by the Trust or other Client Accounts.

         The quarterly transaction reports should be submitted on the form attached hereto as Exhibit D.

         (D)  SUBMISSION OF REPORTS

              With the exception of the information required by Section 8(a) above, which is required to be reported whenever any new brokerage relationship is established, every report must be submitted to the Adviser no later than 10 calendar days after the end of each calendar quarter. The report must include the information with respect to any transaction in a Security (not including Excluded Securities) effected during the calendar quarter.

         (Note: The requirement referenced in Section 8(c) above may be satisfied through the transmission of automated feeds, or the regular receipt of duplicate brokerage confirmations and monthly brokerage statements, together with the form attached as Exhibit D.)

         (E)  DISCLAIMER OF OWNERSHIP

              A report may contain a statement that it shall not be construed as an admission by the person making the report that he has any direct or indirect beneficial ownership in the reported Securities.

         (F)  SUBMISSION OF DUPLICATE CONFIRMATIONS AND PERIODIC STATEMENTS

              Each Access Person, other than an Excluded Access Person, must arrange for duplicate copies of trade confirmations and periodic statements of his or her brokerage accounts to be sent to the Adviser's Chief Compliance Officer or his/her delegate. This requirement applies to any brokerage account over which the Access Person exercises trading authority other than a brokerage account of a client over which the Access Person exercises trading authority in his/her capacity as an employee of the Adviser.

9.       CERTIFICATIONS

         Each Access Person and employee of the Adviser or the Trust, other than an Excluded Access Person, and each Disinterested Trustee must certify in writing on an annual basis that:

               1. He/She has received a copy of the Code and has read and understood the Code and recognized that he/she is subject to its provisions; and

               2. He/She has complied with the applicable provisions of the Code and has reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code. If an Access Person has no transactions during the year, such Access Person shall so advise the Chief Compliance Officer. Such certification should be provided on the form attached hereto as Exhibit E.

10.      REPORTING OF VIOLATIONS

         Access Persons and employees of the Adviser or the Trust shall promptly report to the Chief Compliance Officer all violations of this Code as soon as the individual becomes aware of any such violation. Individuals may, but are not required to, anonymously report any perceived violations of this Code.

         Subject to applicable law, the Adviser and Trust will attempt to keep all expressions of concern, the results of any investigation and the terms of any resolution confidential. However, in the course of investigating and resolving the matter, some dissemination of information to others may be necessary. To the extent possible, all reports will be kept confidential.

         Access Persons and employees may not be retaliated against for reporting actual or suspected violations of this Code in good faith. If an Access Person or employee believes that he or she has been discharged, disciplined or otherwise penalized for reporting a violation in good faith, he or she should immediately report that belief to the Chief Compliance Officer.

11.      SANCTIONS

         The Chief Compliance Officer shall review each report required by the Code and other compliance policies (other than annual holdings reports which have been submitted to Gibson, Dunn & Crutcher LLP) and shall report any violations to Senior Management, the Board of Directors of the Adviser and the Board of Trustees of the Trust. Each of the Board of Directors of the Adviser and the Board of Trustees of the Trust may impose such sanctions as they deem appropriate, including, inter alia, disgorgement of profits, a letter of censure and/or fine or suspension or termination of employment of the violator. Senior Management shall have the right to impose its own sanctions prior to action by the Boards, but any such sanction shall not preclude further sanctions by the Boards.

         All violations of this Code and any sanctions imposed by Senior Management with respect thereto shall be reported at the next meeting of the Board of Directors of the Adviser and the Board of Trustees of the Trust.

12.      BOARD REPORTING

         Annually, the Chief Compliance Officer will prepare, or supervise the preparation of, a written report that describes any issues arising under the Code of Ethics during that year. The report must address, at a minimum, any material violation of these policies and procedures and any sanctions imposed in response. In the report, the Adviser must certify that it has adopted procedures reasonably necessary to prevent violations of the Code. The written report must be provided to the Board of Trustees of the Trust for its consideration.

13.      ADMINISTRATIVE PROCEDURES

         (A)  DISTRIBUTION OF CODE OF ETHICS

              Upon commencement of duty with the Adviser, and annually thereafter, each Access Person and employee of the Adviser or the Trust shall receive a copy of this Code. Each Access Person and employee of the Adviser or the Trust shall file an Initial/Annual Acknowledgement Form (as referenced in Section 9 above) with the Chief Compliance Officer in a timely manner, indicating that he/she has received a copy the Code and read and understood the Code and associated procedures, including the Policy on Insider Trading, and that he/she has complied with, and will continue to comply with the requirements thereof.

         (B)  RECORD KEEPING RESPONSIBILITIES

              As of the date of this Code's adoption, the Chief Compliance Officer shall be responsible for maintaining custody of the following records for a period of five years:

               1. all duplicate confirmations, transaction reports, brokerage statements, and automated feeds;

               2. all lists of Access Persons used for the purpose of administering this Code;

               3. a written record of each violation of the Code, and a written record of any action taken as a result of each violation;

               4. all employee Acknowledgement and Certification Statements, or any other such forms referred to in this Code; and

               5. all written approvals by Senior Management permitting Access Persons to acquire a Security in a private placement.

         (C)  MONITORING OF SECURITIES TRANSACTIONS OF EMPLOYEES

              The duplicate confirmations supplied to the Chief Compliance Officer pursuant to Section 8(f) of this Code shall be reviewed by the Chief Compliance Officer in order to monitor compliance with the Code. The Chief Compliance Officer shall develop review procedures necessary to ensure compliance with this Code, including the Policy Statement on Insider Trading.

14.      CONFIDENTIALITY

         All information obtained from any Access Person pursuant to this Code shall be kept in strict confidence, except that such information will be made available to the Securities and Exchange Commission or any other self-regulatory organization or to the Board of Trustees of the Trust to the extent required by law, regulation, or this Code.

15.      AMENDMENTS

         This Code may be amended from time to time by the Chief Compliance Officer. Any material amendment of this Code shall be submitted to the Board of Trustees of the Trust for approval in accordance with Rule 17j-1 of the Act.

         This Code has been adopted by the Board of Trustees of the Trust and the Board of Directors of the Adviser and supersedes all previous codes.

         Adopted February _, 2006 by the Board of Trustees of the Trust

         Adopted February _, 2006 by the Board of Directors of the Adviser

                                                             GD&C Draft 4/8/03


                            THE BJURMAN, BARRY FUNDS


                              AMENDED AND RESTATED
                          SUPPLEMENTARY CODE OF ETHICS
                                       FOR
                            SENIOR FINANCIAL OFFICERS
                                       AND
                            CHIEF COMPLIANCE OFFICER
                                 (JANUARY 2005)


1.       PURPOSE.

         The Board of Trustees (the "BOARD") of The Bjurman, Barry Funds, a Delaware statutory trust (the "Trust;" each fund in the Trust is referred to herein as a "FUND"), has adopted the following Amended and Restated Supplementary Code of Ethics (the "CODE") to apply to the Trust's Co-Presidents and Treasurer (who is the Trust's principal financial and accounting officer) (collectively, the "SENIOR FINANCIAL OFFICERS") and the Trust's Chief Compliance Officer. The Code is intended to deter wrongdoing and to promote:

         o Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

         o Full, fair, accurate, timely, and understandable disclosure in reports and documents that the Trust and its Funds file with, or submit to, the Securities and Exchange Commission (the "SEC")and in other public communications;

         o Compliance with applicable governmental laws, rules, and regulations;

         o The prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

         o     Accountability for adherence to the Code.

         No code or policy can anticipate every situation that may arise. Accordingly, this Code is intended to serve as a source of guiding principles. You are encouraged to bring questions about particular circumstances that may involve one or more of the provisions of this Code to the attention of, in the case of the Senior Financial Officers, the Trust's Chief Compliance Officer or, in the case of all covered officers, the Chair of the Audit Committee, who may consult with the Trust's outside legal counsel as appropriate.

2.       INTRODUCTION.

         The Senior Financial Officers and Chief Compliance Officer are expected to adhere to a high standard of ethical conduct. The reputation and good standing of the Trust depend on how the Trust's business is conducted and how the public perceives that conduct. Unethical actions, or the appearance of unethical actions, are not acceptable. In addition to each of the directives set forth below, each Senior Financial Officer and the Chief Compliance Officer shall be guided by the following principles in carrying out his/her duties and responsibilities on behalf of the Trust:

         o Loyalty, Honesty and Integrity. You must not be, or appear to be, subject to influences, interests or relationships that conflict with the best interests of the Trust.

         o Observance of Ethical Standards. When carrying out your duties and responsibilities on behalf of the Trust, you must adhere to the high ethical standards described in this Code.

         o Accountability. The Trust will hold you accountable for your adherence to this Code and the Trust's Amended and Restated Code of Ethics dated January 2005. Familiarize yourself with each provision of these codes.

3.       INTEGRITY OF RECORDS AND FINANCIAL REPORTING.

         The Senior Financial Officers are responsible for the accurate and reliable preparation and maintenance of the Trust's financial records. Accurate and reliable preparation of financial records is of critical importance to proper management decisions and the fulfillment of the Trust's financial, legal and reporting obligations. As a public company, the Trust files annual and periodic reports and makes other filings with the SEC. It is critical that these reports be timely and accurate. The Trust expects those officers who have a role in the preparation and/or review of information included in the Trust's SEC filings to report such information accurately and honestly. Reports and documents the Trust files with or submits to the SEC, as well as other public communications made by the Trust, should contain full, fair, accurate, timely and understandable disclosure.

         The Senior Financial Officers and Chief Compliance Officer are responsible for establishing, and together with the Board, overseeing adequate disclosure controls and procedures and internal controls and procedures, including procedures that are designed to enable the Trust to: (a) accurately document and account for transactions on the books and records of the Trust; and
(b) maintain reports, vouchers, bills, invoices, performance records and other essential data with care and honesty.

4.       CONFLICTS OF INTEREST.

         You must not participate in any activity that could conflict with your duties and responsibilities to the Trust. A "conflict of interest" arises when one's personal interests or activities appear to or may influence that person's ability to act in the best interests of the Trust. Any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest should be disclosed to, in the case of the Senior Financial Officers, the Trust's Chief Compliance Officer, or, in the case of all covered officers, the Chair of the Audit Committee. In addition, because conflicts of interest are not always obvious, you are encouraged to bring questions about particular situations to the attention of those same authorities.

         This Code does not describe all possible conflicts of interest that could develop. For additional guidance, please refer to the Trust's Amended and Restated Code of Ethics dated January 2005.

         Some of the more common conflicts from which you must refrain are set forth below:

         o Improper conduct and activities. You may not engage in any conduct or activities that are inconsistent with the Trust's best interests or that disrupt or impair the Trust's relationship with any person or entity with which the Trust has or proposes to enter into a business or contractual relationship.

         o Gifts. You and members of your immediate family may not accept gifts from persons or entities if such gifts are being made in order to influence you in your capacity as a Senior Financial Officer or Chief Compliance Officer, or if acceptance of such gifts could create the appearance of a conflict of interest.

5.       CONFIDENTIALITY.

         You must maintain the confidentiality of information entrusted to you by the Trust and any other confidential information about the Trust, except when disclosure is authorized or legally mandated. For purposes of this Code, "confidential information" includes all non-public information relating to the Trust, its Funds and their portfolios and investments.

6.       COMPLIANCE WITH LAWS, RULES AND REGULATIONS.

         It is the policy of the Trust to comply with all applicable laws, rules and regulations, and the Trust expects its Senior Financial Officers and Chief Compliance Officer to carry out their responsibilities on behalf of the Trust in accordance with such laws, rules and regulations and to refrain from illegal conduct.

7.       ENCOURAGING THE REPORTING OF ANY ILLEGAL OR UNETHICAL BEHAVIOR.

         The Trust is committed to operating according to the highest standards of business conduct and ethics and to maintaining a culture of ethical compliance. The Senior Financial Officers and Chief Compliance Officer should promote an environment in which the Trust: (a) encourages employees of the Trust's Adviser to talk to supervisors, managers and other appropriate personnel when in doubt about the best course of action in a particular situation; (b) encourages employees of the Trust's Adviser to report violations of laws, rules and regulations to appropriate personnel; and (c) informs employees of the Trust's Adviser that the Trust and its Adviser will not allow retaliation for reports made in good faith.

8.       WAIVERS.

         It is the Trust's policy that waivers of this Code will not be granted except in exigent circumstances. Any waivers of this Code may only be granted by a majority of the Board after disclosure of all material facts by the individual seeking the waiver. Any waiver of this Code will be promptly disclosed as required by law.

9.       CONCLUSION.

         You should communicate any suspected violations of this Code promptly to the Chair of the Audit Committee. Violations will be taken seriously and investigated by the Board or by a person or persons designated by the Board and appropriate disciplinary action will be taken in the event of any violations of the Code.

                                                                   EXHIBIT A

                             "Beneficial Ownership"

For the purposes of this Code, "beneficial ownership" is interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership applies to all securities which an Access Person has or acquires. The Adviser and the Investment Company will interpret beneficial ownership in a broad sense.

A person is deemed to have "beneficial ownership" of securities over which such person, directly or indirectly through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power (which includes the power to vote or to direct the voting of such securities), or (b) investment power (which includes power to dispose or direct the disposition of such securities).

A person is also deemed to be the beneficial owner of securities:

         (i) the beneficial ownership of which such person has the right, at any time within 60 days, to acquire, including, without limitation, any right to acquire though the exercise of options, warrants or rights, the conversion of a convertible security or the revocation or automatic termination of a trust or discretionary or similar arrangement;

         (ii) the beneficial ownership of which such person has the right to acquire (as specified in (i)) at any time, effect, of changing or influencing control of a fund, or in connection with or as a participant in any transaction having such purpose or effect; and

         (iii) with respect to which such person, directly or indirectly, through the creation or use of a trust, a proxy, power of attorney, pooling arrangement or any other contract, arrangement or device purports to have divested himself of beneficial ownership or to have prevented the vesting of beneficial ownership as apart of a scheme to evade the reporting requirements of Section 13 (d) of the Securities Act of 1934.

In interpreting the provisions described above, the Securities and Exchange Commission has taken the position that a person has indirect beneficial ownership of securities where such person controls the person who has the power to direct the voting or investment of such securities.

The existence of beneficial ownership is clear in certain situations, such as; securities held in street name by brokers for an Access Person's account, bearer securities held by an Access Person, securities held by custodians, pledged securities, and securities held by relatives or others for an Access Person. An Access Person is also considered beneficial owner of securities owned by such individual's immediate family. The relative's ownership of the securities may be direct (i.e., in the name of the relative) or indirect.

An Access Person is deemed to have beneficial ownership of securities owned by a trust of which the Access Person is the settlor, trustee or beneficiary, securities owned by an estate of which the Access Person is the executor or administrator, legatee or beneficiary, and securities owned by a partnership of which the Access Person is a partner.

An Access Person must comply with the provisions of this Code with respect to all securities in which such Access Person has a beneficial ownership interest. If an Access Person is in doubt as to whether she or he has a beneficial ownership interest in a security, the Access Person should report the ownership interest to the applicable Compliance Officer. An Access Person may disclaim beneficial ownership as to any security on required reports.

                                                                    EXHIBIT B



                        BROKERAGE ACCOUNT DISCLOSURE FORM



Employee (Account Owner):
                         ----------------------------------------------



Broker Name                        Account Number                Date Opened
-----------                        --------------                -----------

------------------------------     ------------------------      --------------

------------------------------     ------------------------      --------------

------------------------------     ------------------------      --------------

------------------------------     ------------------------      --------------

------------------------------     ------------------------      --------------

List above any accounts for which you have a direct or indirect beneficial ownership interest. Include, for example, your own accounts as well as accounts of your spouse and/or minor children, adults living in your home, and trusts for which you are trustee or in which you have a beneficial ownership interest. Please contact the Compliance Department if you are unsure if you have a beneficial ownership interest in a brokerage account.

------------------------------------------------------------------------------


I HAVE IDENTIFIED ALL APPLICABLE BROKERAGE, COMPANY AND OTHER INSTITUTIONAL ACCOUNTS IN WHICH I HAVE A DIRECT OR INDIRECT OWNERSHIP INTEREST. I UNDERSTAND THAT I MUST CONTACT THE CHIEF COMPLIANCE OFFICER AT THE TIME AN ACCOUNT IS CLOSED AND/OR A NEW ACCOUNT IS OPENED.


SIGNATURE:                                                     DATE:
           -------------------------------------------------         ----------


-------------------------------------------------------------------------------

                                                                     EXHIBIT C

                         INITIAL/ANNUAL HOLDINGS REPORT


Name:
     ---------------------------------------

Date:
     ---------------------------------------


I hereby certify that this form and the attached statements represent a complete list of my securities holdings.

1. Provided below is a description of all Employee Accounts and Related Accounts, as described in the Amended and Restated Code of Ethics, which I maintain or in which I have any direct or indirect Beneficial Interest.

     PLEASE ATTACH A COPY OF THE MOST RECENT STATEMENT FOR ALL ACCOUNTS LISTED.


                                                  Broker/Dealer or Bank
     Account Name          Account Number         where securities are custodied
     ------------          --------------         ------------------------------

     ------------------    -------------------    -----------------------------

     ------------------    -------------------    -----------------------------

     ------------------    -------------------    -----------------------------

     ------------------    -------------------    -----------------------------

     ------------------    -------------------    -----------------------------


2. Provided below is a description of securities in which I have any direct or indirect Beneficial Interest (Attached statements are acceptable).

     Name of             Class               Share/Unit      Principal Amount
     Issuer              of Securities       Amount          (If Debt Security)
     ------              -------------       ------          ------------------

     ------------------  ------------------  --------------  ------------------

     ------------------  ------------------  --------------  ------------------

     ------------------  ------------------  --------------  ------------------

     ------------------  ------------------  --------------  ------------------

     ------------------  ------------------  --------------  ------------------

     ------------------  ------------------  --------------  ------------------

     ------------------  ------------------  --------------  ------------------

     ------------------  ------------------  --------------  ------------------

     ------------------  ------------------  --------------  ------------------

                                                                     EXHIBIT C



3. I have acquired securities in the following private placement transactions during the calendar year.

     Name of                        Date of
     Issuer                         Transaction      Nature of Transaction
     -------                        -----------      ---------------------

     --------------------------     -------------    --------------------------

     --------------------------     -------------    --------------------------

     --------------------------     -------------    --------------------------

     --------------------------     -------------    --------------------------

     --------------------------     -------------    --------------------------

     --------------------------     -------------    --------------------------



     --------------------------            ----------------------------------
     Date                                  Signature


-------------------------------------------------------------------------------

Reviewed by:

Name:
       -------------------------------------

Signature:
            -----------------------------------------

                                                                     EXHIBIT D

                                "ACCESS PERSON"*
                               RULE 17J-1-(C)(1)
                       THE INVESTMENT COMPANY ACT OF 1940

RULE 17J-1(C)(1) requires each "ACCESS PERSON" of a registered investment company or of an investment adviser to report to the investment company specific information concerning transactions in any security in which the "ACCESS PERSON" has or acquires any direct or indirect beneficial ownership in the security. The rule defines an "ACCESS PERSON" of a registered investment company or an investment adviser as any director, officer, general partner, or employee

     "who in connection with his regular function or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by registered investment company, or whose functions relate to the making of any recommendations with respect to such purchases or sales..."


"ACCESS PERSONS" MUST ALSO REPORT ON TRADING ACTIVITY PERFORMED BY OTHER MEMBERS OF THEIR HOUSEHOLD.

The following transactions are exempt from reporting requirements:

     (a) PURCHASES OR SALES EFFECTED IN ANY ACCOUNT OVER WHICH THE ACCESS PERSON HAS NO DIRECT OR INDIRECT INFLUENCE OR CONTROL.

     (b) PURCHASES OR SALES OF U.S. GOVERNMENT/AGENCY SECURITIES, CD'S, BANKER'S ACCEPTANCES, COMMERCIAL PAPER AND SHARES OF OPEN-ENDED INVESTMENT COMPANIES (MUTUAL FUNDS).

     (c) PURCHASES OR SALES WHICH ARE NON-VOLITIONAL ON THE PART OF EITHER THE ACCESS PERSON OR THE FUND.

     (d)  PURCHASES WHICH ARE PART OF AN AUTOMATIC DIVIDEND REINVESTMENT PLAN.

     (e) PURCHASES EFFECTED UPON THE EXERCISE OF RIGHTS ISSUED BY AN ISSUER PRO-RATA TO ALL HOLDERS OF A CLASS OF ITS SECURITIES, TO THE EXTENT SUCH RIGHTS WERE ACQUIRED FROM SUCH ISSUER, AND SALES OF SUCH RIGHTS SO ACQUIRED.

During the calendar quarter ending: XX, 2004:

          I have no reportable transactions under RULE 17J-1(D).
--------

          I have had the following reportable transactions: (provide NAMES of -------- securities, NUMBER of shares or units, DATES of these transactions, whether these transactions were PURCHASES or SALES, PRINCIPAL amount involved, EXECUTION PRICE, and BROKER name).

          --------------------------------------------------------------------

          --------------------------------------------------------------------

          --------------------------------------------------------------------

          Compliance has received brokerage confirmations or monthly statements -------- for all of my reportable transactions in all of my accounts in which any securities were held during the calendar quarter noted above.


Return to: Kathy Pommet or Kelly Quick in Compliance NO LATER THAN (10) TEN DAYS FOLLOWING THE END OF THE QUARTER, I.E., XX 10, 2004


            SIGNATURE:                                         DATE:
                       -----------------------------------          -----------

                       -----------------------------------
                                NAME (PLEASE PRINT)

* - This quarterly reporting also incorporates the rules that fall under the Investment Advisers Act of 1940.

                                                                     EXHIBIT E


                               Annual Certificate


         Pursuant to the requirements of the Amended and Restated Code of Ethics of the Adviser (the "Amended and Restated Code of Ethics") and the Policy Statement on Insider Trading, the undersigned hereby certifies as follows:

         1. I have read the Amended and Restated Code of Ethics and the Policy Statement on Insider Trading.

         2. I understand the Amended and Restated Code of Ethics and the Policy Statement on Insider Trading, and acknowledge that I am subject to the requirements thereof.


         3. Since the date of the last Annual Certificate (if any) given pursuant to the Amended and Restated Code of Ethics, I have reported all personal securities transactions and holdings required to be reported under the thereof.


         4. My signature below certifies that I will comply with the requirements of the Amended and Restated Code of Ethics and the Policy Statement on Insider Trading.






Date:
     ----------------------               -------------------------------------
                                          Signature




                                          -------------------------------------
                                          Name (please print)